EXECUTED IN 50 COUNTERPARTS OF
                                                WHICH THIS IS COUNTERPART  NO.







                          PENNSYLVANIA ELECTRIC COMPANY

                                       AND

          UNITED STATES TRUST COMPANY OF NEW YORK, SUCCESSOR TRUSTEE


                             --------------------


                             SUPPLEMENTAL INDENTURE

             (First Mortgage Bonds, Senior Note Series due 2002)


                             --------------------

                             Dated as of May 1, 2001

                                TABLE OF CONTENTS


                                                                     PAGE

Parties................................................................ 1
Recitals............................................................... 1
Granting Clauses....................................................... 4
Excepted Property...................................................... 6
Habendum............................................................... 6
Subject Clause......................................................... 6
Grant in Trust......................................................... 6

ARTICLE I SENIOR NOTE SERIES BONDS....................................  7
   SECTION 1.01. Creation of Senior Note Series Bonds.................  7
   SECTION 1.02. Dating of Senior Note Series Bonds...................  7
   SECTION 1.03. Payment of Principal and Interest....................  7
   SECTION 1.04. Registration of Senior Note Series Bonds.............  8
   SECTION 1.05. Transferability and Assignability of Senior
                 Note Series Bonds...................................   8
   SECTION 1.06. Redemption of Senior Note Series Bonds...............  8
   SECTION 1.07. Release Date and Surrender...........................  8
ARTICLE II FORM OF THE SENIOR NOTE SERIES BONDS....................... 10
   SECTION 2.01. Form of Senior Note Series Bonds..................... 10
ARTICLE III MISCELLANEOUS............................................. 15
   SECTION 3.01. Covenants of the Company............................. 15
   SECTION 3.02. Indemnification of Trustee........................... 15
   SECTION 3.03. Table of Contents and Titles of Articles not Part.... 16
   SECTION 3.04. Original Indenture Confirmed as Amended
                 and Supplemented..................................... 16
   SECTION 3.05. Execution in Counterparts............................ 16

Names and Addresses of debtor and secured party....................... 15
Testimonium........................................................... 16
Signatures and seals.................................................. 16
Acknowledgments....................................................... 18
Certificate of Residence.............................................. 19
Schedule A........................................................... A-1

SUPPLEMENTAL INDENTURE, dated as of May 1, 2001, made and entered into by and between PENNSYLVANIA ELECTRIC COMPANY, a corporation of the Commonwealth of Pennsylvania (hereinafter sometimes called the "Company"), party of the first part, and UNITED STATES TRUST COMPANY OF NEW YORK, a company organized under the laws of the State of New York (hereinafter sometimes called the "Trustee"), as successor trustee under the Mortgage and Deed of Trust hereinafter referred to, party of the second part.

      WHEREAS, the Company heretofore executed and delivered its Mortgage and Deed of Trust (hereinafter called the "Original Indenture"), dated as of the first day of January, 1942, to Bankers Trust Company, as trustee, to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Mortgage (as hereinafter defined) and by said Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and

      WHEREAS, indentures supplemental to and amendatory of the Original Indenture have been executed and delivered by the Company and the Trustee, namely, Supplemental Indentures dated March 7, 1942, April 28, 1943, August 20, 1943, August 30, 1943, August 31, 1943, April 26, 1944, April 19, 1945, October
25, 1945, as of June 1, 1946, as of November 1, 1949, as of October 1, 1951, as of August 1, 1952, as of June 1, 1953, as of March 1, 1954, as of April 30, 1956, as of May 1, 1956, as of March 1, 1958, as of August 1, 1959, as of May 1, 1960, as of May 1, 1961, October 1, 1964, November 1, 1966, as of June 1, 1967,
as of August 1, 1968, as of May 1, 1969, as of April 1, 1970, as of December 1, 1971, as of July 1, 1973, as of June 1, 1974, as of December 1, 1974, as of August 1, 1975, as of December 1, 1975, as of April 1, 1976, as of June 1, 1976, as of July 1, 1976, as of November 1, 1976, as of November 30, 1977, as of December 1, 1977, as of June 1, 1978, as of June 1, 1979, as of September 1, 1984, as of December 1, 1985, as of December 1, 1986, as of May 1, 1989, as of December 1, 1990, as of March 1, 1992, as of June 1, 1993, as of November 1, 1995 and as of August 15, 1996, respectively; and the Original Indenture as supplemented and amended by said Supplemental Indentures and by this Supplemental Indenture is hereinafter referred to as the "Mortgage"; and

      WHEREAS, the Original Indenture, certain of said Supplemental Indentures and an Instrument of Resignation, Appointment and Acceptance dated as of October 27, 1995 among the Company, Bankers Trust Company and United States Trust Company of New York have been duly recorded in mortgage books in the respective Offices of the Recorders of Deeds in and for the Counties of Pennsylvania in which this Supplemental Indenture is to be recorded, and in the mortgage records of Garrett County, Maryland; and

      WHEREAS, the Mortgage provides for the issuance of bonds thereunder in one or more series, the form of each series of bonds and of the coupons to be attached to the coupon bonds, if any, of each series to be substantially in the forms set forth therein with such omissions, variations and insertions as are authorized or permitted by the Mortgage and determined and specified by the Board of Directors of the Company; and

      WHEREAS, the Company has entered into an Indenture dated as of April 1, 1999 (the "Original Senior Note Indenture") with United States Trust Company of New York, as trustee (the "Senior Note Trustee"), as heretofore amended and supplemented by Supplemental Indenture No. 1, dated as of May 1, 2001 (the "First Supplemental Senior Note Indenture"; the Original Senior Note Indenture as supplemented and amended by the First Supplemental Senior Note Indenture is hereinafter referred to as the "Senior Note Indenture"), providing for the issuance of notes thereunder (the "Senior Notes") from time to time, and pursuant to the Senior Note Indenture the Company has agreed, under certain circumstances, to deliver to the Senior Note Trustee, as security for the Senior Notes outstanding from time to time under the Senior Notes Indenture, a new series of bonds issued under the Mortgage; and

      WHEREAS, for such purposes the Company desires to issue a new series of bonds and by appropriate corporate action in conformity with the terms of the Mortgage has duly determined to create a separate series of bonds, which shall be designated as "First Mortgage Bonds, Senior Note Series due 2002" (hereinafter sometimes referred to as the "Senior Note Series Bonds"), which said Senior Note Series Bonds are to be substantially in the form set forth in
Article II hereof with the insertion of numbers, denominations, dated dates, maturities, redemption prices and interest rates as determined in accordance with the terms of the Mortgage; and

      WHEREAS, the Senior Note Series Bonds shall be issued and delivered to United States Trust Company of New York, as escrow agent (the "Escrow Agent"), pursuant to an Escrow Agreement, dated as of May 1, 2001, among the Company, The Chase Manhattan Bank, as Administrative Agent, and the Escrow Agent, for subsequent delivery, in the event certain conditions are satisfied, to the Senior Note Trustee, in connection with the execution and delivery of the First Supplemental Senior Note Indenture; and

      WHEREAS, all acts and things prescribed by law and by the charter and by-laws of the Company necessary to make the Senior Note Series Bonds, when executed by the Company and authenticated by the Trustee, as in the Mortgage provided, valid, binding and legal obligations of the Company, entitled in all respects to the security of the Mortgage, have been performed or will have been performed prior to execution of such Senior Note Series Bonds by the Company and authentication thereof by the Trustee; and

      WHEREAS, provision is made in Sections 5.11 and 17.01 of the Original Indenture for such further instruments and indentures supplemental to the Original Indenture as may be necessary or proper (a) to carry out more effectually the purposes of the Original Indenture; (b) expressly to subject to the lien of the Original Indenture any property acquired after the date of the

Original Indenture and intended to be covered thereby, with the same force and effect as though included in the granting clauses thereof; (c) to set forth the terms and provisions of any series of bonds to be issued and the forms of the bonds and coupons, if any, of such series; (d) to add such further covenants, restrictions or conditions for the protection of the mortgaged and pledged property and the holders of bonds as the Board of Directors of the Company and the Trustee shall consider to be for the protection of the holders of bonds; and
(e) to cure any ambiguity of the Original Indenture which shall not adversely affect the interests of the holders of the bonds; and

      WHEREAS, the Company has acquired additional property; and it is desired to add certain further covenants, restrictions and conditions for the protection of the mortgaged and pledged property and the holders of bonds which the Board of Directors of the Company and the Trustee consider to be for the protection of the holders of bonds; and the Company desires to issue the Senior Note Series Bonds; and the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purposes of carrying out the purposes of the Original Indenture, of expressly subjecting additional property to the lien of the Mortgage, of setting forth the terms and provisions of the Senior Note Series Bonds, and the form of the Senior Note Series Bonds, and of setting forth such further covenants, restrictions and conditions; and

      WHEREAS, it was intended by the execution and delivery of the Original Indenture and the aforesaid Supplemental Indentures to subject to the lien of the Original Indenture, and to grant to the Trustee a security interest in, all of the property, real, personal and mixed, then owned by the Company or thereafter acquired by the Company, as and to the extent set forth therein, subject to the provisions thereof, except such property as was therein expressly excepted and excluded from the lien and operation thereof; and it is the intention of the parties hereto, by the execution and delivery of this Supplemental Indenture, to provide the Trustee with further assurances by also creating in favor of the Trustee a security interest, pursuant to the provisions of the Uniform Commercial Code, in such of the aforesaid property as may by law be subjected to such a security interest, except such thereof as is expressly excepted and excluded as aforesaid or herein; and

      WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the Board of Directors of the Company at a meeting duly called and held according to law, and all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, in the form and terms hereof, have been in all respects duly authorized;

      NOW, THEREFORE, in order further to secure the payment of the principal and interest of all bonds issued and to be issued under the Original Indenture and any indenture supplemental thereto, including this Supplemental Indenture, according to their tenor, purport and effect and the performance and observance of all the covenants and conditions in said bonds and the Original Indenture and indentures supplemental thereto, including this Supplemental Indenture, contained, and for and in consideration of the premises and of the sum of One

Dollar ($1.00), lawful money of the United States of America, to the Company duly paid by the Trustee at or before the unsealing and delivery hereof, and other valuable consideration, the receipt whereof is hereby acknowledged, and intending to be legally bound hereby, the Company has executed and delivered this Supplemental Indenture, and hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and granted a security interest therein, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm, and grant a security interest therein, subject to the provisions of the Mortgage, unto United States Trust Company of New York, as Trustee, and to its successors in the trust and to its and their assigns forever, all the properties of the Company described or mentioned below, that is to say:

      All property, real, personal and mixed, tangible and intangible, owned by the Company on the date of the execution hereof or which may be hereafter acquired by it (except such property as is in the Original Indenture or in any indenture supplemental thereto, including this Supplemental Indenture, expressly excepted from the lien and operation of the Original Indenture).

      The property covered by this Supplemental Indenture shall include particularly, among other property, without prejudice to the generality of the language hereinbefore or hereinafter contained, the following described property:

      All the electric generating stations, station sites, stations, electric reserve generating stations, substations, substation sites, steam plants, hot water plants, hydro-electric stations, hydro-electric station sites, electric transmission lines, electric distribution systems, steam distribution systems, hot water distribution systems, regulator stations, regulator station sites, office buildings, storeroom buildings, warehouse buildings, boiler houses, plants, plant sites, service plants, coal, other mineral land mining rights and privileges, coal storage yards, pole yards, electric works, power houses, generators, turbines, boilers, engines, furnaces, dynamos, buildings, structures, transformers, meters, towers, poles, tower lines, cables, pole lines, tanks, storage holders, regulators, pipes, pipe-lines, mains, pipe fittings, valves, drips, connections, tunnels, conduits, gates, motors, wires, switch racks, switches, brackets, insulators, and all equipment, improvements, machinery, appliances, devices, appurtenances, supplies and miscellaneous property for generating, producing, transforming, converting, storing and distributing electric energy, steam and hot water, together with all furniture and fixtures located in the aforesaid buildings, and all land on which the same or any part thereof are situated;

      And all of the real estate, leases, leaseholds (except the last day of the term of each lease and leasehold), and lands owned by the Company, including land located on or adjacent to any river, stream or other water, together with all flowage rights, flooding rights, water rights, riparian rights, dams and dam sites and rights, flumes, canals, races, raceways, head works and diversion works;

      And all of the municipal and other franchises, licenses, consents, ordinances, permits, privileges, rights, servitudes, easements and rights-of-way and other rights in or relating to real estate or the occupancy of the same, owned by the Company;

      And all of the other property, real, personal or mixed, owned by the Company, forming a part of any of the foregoing property or used or enjoyed or capable of being used or enjoyed in connection therewith or in anywise appertaining thereto, whether developed or undeveloped, or partially developed, or whether now equipped and operating or not and wherever situated, and all of the Company's right, title and interest in and to the land on which the same or any part thereof are situated or adjacent thereto;

      And all rights for or relating to the construction, maintenance or operation of any of the foregoing property through, over, under or upon any public streets or highways or other lands, public or private;

      And (except as in the Original Indenture or in any indenture supplemental thereto, including this Supplemental Indenture, expressly excepted) all the right, title and interest of the Company presently held or hereafter acquired in and to all other property of any of the foregoing kinds or any other kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;

      And all the items of the kinds hereinabove mentioned including those thereof now owned by the Company and those thereof hereafter acquired by the Company;

      Without limitation of the generality of the foregoing, all of the parcels of land and interests in land situate as set forth in Schedule A, attached hereto and hereby made a part hereof, and buildings and improvements thereon erected, owned by the Company, and whether used or not used in connection with the Company's operations, all of which real estate was conveyed to the Company or its predecessors in title as set forth by the conveyances set forth in said Schedule A to which conveyances reference is made for a more particular description;

      Also all other land and the buildings and improvements thereon erected hereafter acquired;

      TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder or remainders and (subject to the provisions of Section 9.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

      IT IS HEREBY AGREED by the Company that all the property, rights and franchises hereafter acquired by the Company (except any in the Original Indenture or in any indenture supplemental thereto, including this Supplemental Indenture, expressly excepted) shall (subject to the provisions of Section 9.01 of the Original Indenture), to the extent permitted by law, be as fully embraced within this Supplemental Indenture as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby;

      PROVIDED THAT, in addition to the reservations and exceptions herein elsewhere contained, any property hereinbefore mentioned which has been released by the Trustee from the lien of the Mortgage or disposed of by the Company in accordance with the provisions of the Mortgage prior to the date of the execution and delivery of this Supplemental Indenture, and the following, are not and are not intended to be granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder or to have a security interest created therein, and are hereby expressly excepted from this Supplemental Indenture and from the lien and operation of the Mortgage, viz.: (1) cash and shares of stock and certificates or evidence of interest therein and obligations (including bonds, notes and other securities) not in the Original Indenture or in any indenture supplemental thereto, including this Supplemental Indenture, specifically pledged or covenanted so to be or deposited or delivered hereunder or under any other supplemental indenture; (2) any goods, wares, merchandise, equipment, materials or supplies held or acquired for the purpose of sale or resale in the usual course of business or for consumption in the operation of any properties of the Company, and automobiles and trucks; and
(3) all judgments, contracts, accounts and chooses in action, the proceeds of which the Company is not obligated as in the Original Indenture provided to deposit with the Trustee hereunder; provided, however, that the property and rights expressly excepted from this Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted, in the event that the Trustee or a receiver or trustee shall take possession of the mortgaged and pledged property in the manner provided in
Article X of the Original Indenture, by reason of the occurrence of a completed default, as defined in said Article X of the Original Indenture;

      TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed, or in which a security interest has been granted, by the Company as aforesaid, or intended so to be, unto the Trustee and its successors in the trust created in the Original Indenture and its and their assigns forever;

      SUBJECT, HOWEVER, to the reservations, exceptions, conditions, limitations and restrictions contained in the several deeds, servitudes, franchises and contracts or other instruments through which the Company acquired and/or claims title to and/or enjoys the use of the properties mentioned above; and subject also to such servitudes, easements, rights and privileges in, over, on, and/or through said properties as have been granted to other persons prior to the date of the execution and delivery of this Supplemental Indenture; and subject also to encumbrances of the character in the Original Indenture defined as "excepted encumbrances" insofar as the same may attach to any of the property embraced herein;

      IN  TRUST  NEVERTHELESS  upon  the  terms,   trusts,   uses  and  purposes
specifically set forth in the Mortgage;

      AND IT IS HEREBY FURTHER COVENANTED AND AGREED, and the Company and the Trustee have mutually agreed, in consideration of the premises, as follows:

                                    ARTICLE I

                              SENIOR NOTE SERIES BONDS

      SECTION  1.01.  Creation of Senior Note Series Bonds.  The Company  hereby
                      ------------------------------------
creates a series of bonds to be issued under and secured by the Mortgage, to be designated and to be distinguished from bonds of all other series by the title "First Mortgage Bonds, Senior Note Series due 2002." The aggregate principal amount of the Senior Note Series Bonds which may be initially authenticated and delivered shall be limited to Four Hundred Twenty Million Dollars ($420,000,000), shall mature on February 1, 2002 and shall be issued only as a single registered bond without coupons. The serial numbers of bonds of the Senior Note Series Bonds shall be such as may be approved by any officer of the Company, the execution thereof by any such officer either manually or by facsimile signature to be conclusive evidence of such approval. Senior Note Series Bonds shall bear interest at a rate of 6% per annum, payable upon the maturity or the redemption thereof. Except as provided in Sections 2.03, 2.04, 2.05, 8.03 and 17.04 of the Original Indenture, no Senior Note Series Bonds shall be authenticated and delivered after such initial issue.

      SECTION 1.02.  Dating of Senior Note Series Bonds. Each Senior Note Series
                     ----------------------------------
Bond shall be dated the date of its authentication.

      SECTION  1.03.  Payment of Principal  and  Interest.  The principal of and
                      -----------------------------------
interest on any Senior Note Series Bond shall be payable, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York. Interest on the Senior Note Series Bonds shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

      The obligation of the Company to pay the principal of and accrued interest on the Senior Note Series Bonds at or after maturity or redemption (x) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Senior Notes shall have been paid or (y) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Senior Notes and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of principal of and accrued interest on the Senior Note Series Bonds);

      The Trustee may at anytime and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and interest on the Senior Note Series Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) that timely payment of, or interest on, the Senior Notes has not been so made, (ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and (iii) the amount of the arrearage.

      SECTION 1.04.  Registration of Senior Note Series Bonds.  Each Senior Note
                     ----------------------------------------
Series Bond is to be issued to and registered in the name of United States Trust Company of New York, as the Senior Note Trustee, or a successor trustee thereto, under the Senior Note Indenture to secure any and all obligations of the Company under the Senior Notes from time to time outstanding under the Senior Note Indenture.

      SECTION  1.05.  Transferability  and  Assignability  of Senior Note Series
                      ----------------------------------------------------------
Bonds.  Except (i) as required to effect an  assignment  to a successor  Trustee
-----
under the Senior Note Indenture, (ii) pursuant to Section 4.03 of the First Supplemental Indenture, or (iii) in compliance with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company, the Senior Note Series Bonds are not transferable. The Senior Note Series Bonds shall be exchangeable for other registered bonds of the same series and for the same aggregate principal amount, in the manner and upon the conditions prescribed in the Mortgage, upon the surrender of such bonds at the office or agency of the Company in the Borough of Manhattan, The City of New York. The Company covenants and agrees that, notwithstanding Section 2.03 of the Original Indenture, it will not charge any sum for or in connection with any exchange or transfer of any Senior Note Series Bond, but may require the payment of a sum sufficient to cover any tax or taxes or other governmental charges incident to any exchange, transfer or registration thereof.

      SECTION  1.06.  Redemption  of Senior Note Series  Bonds.  (a) Senior Note
                      ----------------------------------------
Series Bonds shall not be redeemable except the Senior Note Series Bonds shall be immediately redeemable at a redemption price of 100% of the principal amount thereof, plus interest accrued to the redemption date, in whole, upon a written demand for redemption by the Senior Note Trustee stating that the principal of all Senior Notes then outstanding under the Senior Note Indenture have been declared to be immediately due and payable pursuant to the provisions of the first sentence of Section 7.01(a) thereof.

      Senior Note Series Bonds are not redeemable by the operation of the improvement fund or the maintenance and replacement provisions of the Mortgage or with the proceeds of released property.

      SECTION 1.07.  Release Date and Surrender.  As provided in Section 4.06 of
                     --------------------------
the First Supplemental Indenture, from and after the Release Date, the obligations of the Company with respect to the principal of, and interest on the Senior Note Series Bonds shall be deemed to be satisfied and discharged, the Senior Note Series Bonds shall cease to secure in any manner any Senior Notes theretofore or subsequently issued under the Senior Note Indenture, and, pursuant to Section 4.03 of the First Supplemental Indenture, the Senior Note Trustee shall forthwith deliver the Senior Note Series Bonds to the Company for cancellation.

      Upon the surrender for cancellation, at any time, of Senior Note Series Bonds by the Senior Note Trustee or the Escrow Agent to the Trustee, the Senior Note Series Bonds so surrendered shall be deemed to be satisfied and discharged and the obligations of the Company thereunder shall be terminated, and such Senior Note Series Bonds shall be cancelled by the Trustee and delivered to the Company.

                                   ARTICLE II

                      FORM OF THE SENIOR NOTE SERIES BONDS

      SECTION  2.01.  Form of Senior Note Series  Bonds.  The form of the Senior
                      ---------------------------------
Note Series Bonds and the Trustee's authentication certificate to be endorsed thereon shall be substantially as follows, the maturity date or dates, denominations, redemption prices and interest rates thereof to be appropriately inserted.


                      [FORM OF SENIOR NOTE SERIES BONDS]

                          PENNSYLVANIA ELECTRIC COMPANY

               FIRST MORTGAGE BOND, SENIOR NOTE SERIES DUE 2002

                          $                     No.

      PENNSYLVANIA ELECTRIC COMPANY, a corporation of the Commonwealth of Pennsylvania (hereinafter called the "Company"), for value received, hereby promises to pay to United States Trust Company of New York, as trustee under an Indenture, dated as of April 1, 1999 hereinafter referred to, or registered assigns, _______________ Dollars on February 1, 2002, unless this Bond shall have been duly called for previous redemption in whole and payment of the redemption price shall have been duly made or provided for, at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay to the registered holder hereof interest thereon, at said office or agency, in like coin or currency, at maturity and upon redemption, at the rate or rates per annum provided for in Section 1.01 of the Supplemental Indenture amending and supplementing the Mortgage, dated as of May 1, 2001 between the Company and the Trustee (the "Supplemental Indenture").

      This bond is one of an issue of bonds of the Company (hereinafter referred to as the "bonds"), not limited in principal amount, issuable in series, which different series may mature at different times, may bear interest at different rates, and may otherwise vary as in the Mortgage hereinafter mentioned provided, and is one of a series known as its First Mortgage Bonds, Senior Note Series due 2002 (herein called the "Senior Note Series Bonds"), all bonds of all series issued and to be issued under and equally and ratably secured (except insofar as any sinking fund or analogous fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein, together with any indentures supplemental thereto, called the "Mortgage") dated as of January 1, 1942, executed by the Company to UNITED STATES TRUST COMPANY OF

NEW YORK, as successor Trustee to BANKERS TRUST COMPANY (herein called the "Trustee"), to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights and limitations of rights of the holders of the bonds and of the Company in respect thereof, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, issued and secured. The Senior Note Series Bonds are described in the Supplemental Indenture.

      Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

      Under an Indenture dated as of April 1, 1999, as heretofore supplemented by the Supplemental Indenture No. 1, dated as of May 1, 2001 (the "First Supplemental Senior Note Indenture") (hereinafter sometimes referred to as the "Senior Note Indenture"), between the Company and United States Trust Company of New York, as trustee (hereinafter sometimes called the "Senior Note Trustee"), providing for the issuance of notes thereunder (the "Senior Notes") from time to time, the Company has agreed, under certain circumstances to deliver this bond to the Senior Note Trustee to secure equally and ratably any and all obligations of the Company under the Senior Notes from time to time outstanding under the Senior Note Indenture.

      As  provided  in  Section  4.06  of the  First  Supplemental  Senior  Note
Indenture, from and after the Release Date (as defined in the Senior Note Indenture), the obligations of the Company with respect to this bond shall be deemed to be satisfied and discharged, this bond shall cease to secure in any manner any senior notes outstanding under the Senior Note Indenture, and, pursuant to Section 4.03 of the First Supplemental Senior Note Indenture, the Senior Note Trustee shall forthwith deliver this bond to the Company for cancellation.

      The obligation of the Company to pay the principal of and accrued interest on the bonds of this series at or after maturity or redemption (x) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Senior Notes shall have been paid or (y) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Senior Notes and remaining unpaid interest (not in excess, however, of the amount otherwise then due in respect of principal of and accrued interest on the bonds of the series).

      The Trustee may at anytime and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and interest on the Senior Note Series Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) that timely payment of, or premium or interest on, the Senior Notes, has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and (iii) the amount of the arrearage.

      The Mortgage contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five per centum (75%) in principal amount of all the bonds at the time outstanding (determined as provided in the Mortgage) evidenced as in the Mortgage provided, or in case the rights under the Mortgage of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than seventy-five per centum (75%) in principal amount of the bonds at the time outstanding of the series affected (determined as provided in the Mortgage) evidenced as in the Mortgage provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage or modifying in any manner the rights of the holders of the bonds and coupons thereunto appertaining; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, without the consent of the holder of each bond so affected, or (ii) reduce the aforesaid percentage of bonds, the holders of which are required to consent to any such supplemental indenture without the consent of the holders of all bonds then outstanding. Any such consent by the registered holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such waiver or consent is made upon this bond.

      No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this bond at the time and place and at the rate and in the coin or currency herein prescribed.

      The Senior Note Series Bonds are issuable only in fully registered form and shall be issued only as one single bond.

      The Senior Note Series Bonds shall be redeemable as provided in the Supplemental Indenture.

      The Mortgage provides that if the Company shall deposit with the Trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption, and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable, at maturity or upon redemption or otherwise, and complies with the other provisions of the Mortgage in respect thereof, then from the date of such deposit such bonds shall no longer be entitled to any lien or benefit under the Mortgage.

      The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

      This bond is not transferable except (i) as required to effect an assignment to a successor Trustee under the Senior Note Indenture, (ii) pursuant to Section 4.03 of the First Supplemental Senior Note Indenture, or (iii) in compliance with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company. This bond shall be exchangeable for other registered bonds of the same series and for the same aggregate principal amount, in the manner and upon the conditions prescribed in the Mortgage, upon the surrender of such bonds at the office or agency of the Company in the Borough of Manhattan, the City of New York. However, notwithstanding the provisions of Section 2.05 of the Mortgage, no charge shall be made upon any registration of transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

      No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Mortgage, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

      This bond shall not become valid or obligatory for any purpose until UNITED STATES TRUST COMPANY OF NEW YORK, the Trustee under the Mortgage, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

      IN WITNESS WHEREOF, PENNSYLVANIA ELECTRIC COMPANY has caused this bond to be signed in its name by the manual or facsimile signature of its President or one of its Vice Presidents and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated:
                                PENNSYLVANIA ELECTRIC COMPANY


                                By
                                   ---------------------------------
                                      (Vice) President

Attest:


-----------------------
  (Assistant) Secretary

                       [FORM OF TRUSTEE'S CERTIFICATE]

                      TRUSTEE'S AUTHENTICATION CERTIFICATE

      This bond is one of the bonds of the series herein designated, provided for in the within-mentioned Mortgage.


                        UNITED STATES TRUST COMPANY OF NEW YORK

                        By: ____________________________________
                               Authorized Officer


                   [END OF FORM OF SENIOR NOTE SERIES BOND]

                                   ARTICLE III

                                  MISCELLANEOUS


      SECTION 3.01.  Covenants of the Company.  The Company covenants and agrees
                     ------------------------
that, so long as any of the Senior Note Series Bonds shall be secured by the lien of the Mortgage, the following provisions of the following aforesaid Supplemental Indentures shall be effective, and the Company will observe and perform each and all of the conditions and of its covenants and agreements therein set forth, as if the Senior Note Series Bonds were specified therein:

      (a) Section 1 of Article II of the Supplemental Indenture dated as of November 1, 1949, as amended by paragraph (a) of Section 2.01 of Article II of the Supplemental Indenture dated as of August 1, 1959.

      (b) Section 2 of Article II of the Supplemental Indenture dated as of November 1, 1949.

      (c) Section 1 of Article III of the Supplemental Indenture dated as of October 1, 1951.

      (d) Section 2 of Article II of the supplemental Indenture dated as of June 1, 1953. Subsection (D) thereof as heretofore amended is hereby further amended to read as follows:

                        "(D) the provisions of this Section shall be effective only so long as any of the Senior Note Series Bonds shall be outstanding, and may be waived by the holders of not less than 75% in aggregate principal amount of all bonds specifically entitled to the benefit of the covenants set forth in this Section (which need not include 75% in principal amount of the then outstanding Senior Note Series Bonds or any other series of bonds specifically entitled to the benefit of such covenants), outstanding at the time of such acquisition, by a consent given in writing or given at a meeting of the holders of the Senior Notes Bank Bonds and such other bonds, if any, held pursuant to the applicable provisions of Article XVI of the Original Indenture. Moreover, none of the provisions of subsection (B) of this Section shall be applicable to any acquisition of property ordered, approved or permitted by the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 as then in force, or by any successor regulatory body of the United States of America having jurisdiction in the premises."

      (e) Section 2 of Article II of the Supplemental Indenture dated as of May 1, 1956.

      SECTION 3.02. Indemnification of Trustee. The Trustee shall be entitled to
                    --------------------------
rely conclusively on each notice delivered to it by the Senior Note Trustee or the Company pursuant to the terms of this Supplemental Indenture for all purposes under the Mortgage. The Trustee shall have no duty or responsibility to the Company or to the holder or holders of the Senior Note Series Bonds from time to time to verify independently the information contained in any such notice or with respect to the determinations or calculations of interest which may from time to time or at any given time be due on the Senior Note Series Bonds.

      SECTION 3.03. Table of Contents and titles of Articles not Part. The table
                    -------------------------------------------------
of contents and the titles of the Articles of this Supplemental Indenture shall not be deemed to be any part thereof.

      SECTION 3.04. Original Indenture Confirmed as Amended and Supplemented. As
                    --------------------------------------------------------
amended and supplemented by the aforesaid indentures supplemental thereto and by this Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed and the Original Indenture and the aforesaid indentures supplemental thereto and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

      SECTION 3.05. Execution in Counterparts. This Supplemental Indenture shall
                    -------------------------
be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

      The debtor and its mailing address are Pennsylvania Electric Company, 2800 Pottsville Pike, Reading, Pennsylvania 19605. The secured party and an address of the secured party from which information concerning the security interest may be obtained are United States Trust Company of New York, Trustee, 114 West 47th Street, New York, New York 10036.

      IN WITNESS WHEREOF, PENNSYLVANIA ELECTRIC COMPANY, party of the first part, has caused this instrument to be signed in its name and behalf by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and UNITED STATES TRUST COMPANY OF NEW YORK, party of the second part, has caused this instrument to be signed in its name and behalf by a President or a Vice President and its corporate seal to be hereunto affixed and attested by an Assistant Vice President or an Assistant Secretary, all as of the day and year first above written.


ATTEST:                            PENNSYLVANIA ELECTRIC COMPANY


                                   By:
-------------------                    --------------------------------
M.E. Gramlich                          T.G. Howson
Assistant Secretary                    Vice President


Signed, sealed and delivered by said            [CORPORATE  SEAL]
Pennsylvania  Electric
Company in the presence of:


-------------------------------------


-------------------------------------

ATTEST:                             UNITED STATES TRUST COMPANY OF
                                          NEW YORK


________________________________    By:___________________________
   Kevin Fox                           Louis P. Young
   Assistant Secretary                 Vice President



Signed,  sealed and  delivered  by said         [CORPORATE  SEAL]
United  States TrustCompany
of New York in the presence of:


-------------------------------------


-------------------------------------

STATE OF NEW JERSEY    :
                    ss.:
COUNTY OF MORRIS       :


      On this 26th day of April, 2001, before me, Barbara E. Jost, a Notary Public for the State and County aforesaid, the undersigned officer, personally appeared T.G. Howson, who acknowledged himself to be a Vice President of Pennsylvania Electric Company, a corporation, and that he as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as Vice President.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                    -------------------------------------
                                    Barbara E. Jost
                                    Notary Public of New Jersey
                                    My Commission Expires August 12, 2001



[NOTARIAL SEAL]

STATE OF NEW YORK             :
                              :  ss:
COUNTY OF NEW YORK            :


      On this 26th day of April, 2001, before me, Christine C. Collins, a Notary Public for the State and County aforesaid, the undersigned officer, personally appeared Louis P. Young, who acknowledged himself to be a Vice President of United States Trust Company of New York, a corporation, and that he as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as Vice President.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                       -----------------------------------
                                       Christine C. Collins
                                       Notary Public, State of New York
                                       No. 03-4624735
                                       Qualified in Bronx County
                                       Certificate filed in New York County
                                       Commission Expires March 30, 2002


[NOTARIAL SEAL]

                            CERTIFICATE OF RESIDENCE

      United States Trust Company of New York, Mortgagee and Trustee within named, hereby certifies that its precise residence is 114 West 47th Street, in the Borough of Manhattan, in the City of New York, in the State of New York.

                                    UNITED STATES TRUST COMPANY
                                      OF NEW YORK


                                    By:___________________________
                                          Vice President

                                   SCHEDULE A
                                   ----------

                      I. Greengarden Substation to EGS Line

      ALL that certain piece or parcel of land situated in the Township of Millcreek, County of Erie and Commonwealth of Pennsylvania, being part of the South Gore Tract and being more particularly bounded and described as follows, to-wit:

      BEGINNING at the northeasterly corner of the piece, at a point in the southerly line of West Grandview Boulevard (60 foot Right-of-Way), said point being located South 63 degrees, 22 minutes, 57 seconds West, a distance of 150 feet from a concrete monument located at the northwesterly corner of Lot 21 of Wyngate Subdivision No. 1 as recorded in Erie County Court House Map Book 7, page 29, said corner also being the northwesterly corner of lands of Karen J. Ziegler.

      THENCE South 26 degrees, 50 minutes, 50 seconds East, passing over an iron pipe at a distance of 310 feet, a total distance of 593 feet to a rebar survey point, and the southwesterly corner of said lands of Karen J. Zeigler;

      THENCE North 62 degrees, 49 minutes, 41 seconds East along the southerly line of said lands of Karen J. Zeigler, a distance of 150 feet to an iron pipe;

      THENCE South 26 degrees, 50 minutes, 50 seconds East along the westerly line of Wyngate Subdivision Nos. 2, 3 and 4 as recorded in Erie County Court House Map Books 7, 7, 8, pages 50, 112 and 39 respectively, passing over an iron survey point at a distance of 318.64 feet, a total distance of 603.69 feet to a point;

      THENCE South 64 degrees, 13 minutes, 37 seconds West along the northerly line of lands of David F. Bayer and Kathleen Banko a distance of 184.48 feet to a rebar survey point;

      THENCE North 26 degrees, 09 minutes, 17 seconds West along the easterly line of Interstate Route 0079 a distance of 1192.55 feet to a rebar survey point in the southerly line of West Grandview Boulevard;

      THENCE North 63 degrees, 22 minutes, 57 seconds East along the southerly line of West Grandview Boulevard, a distance of 20.03 feet to an iron pipe and the place of beginning.

      Containing 122, 769 square feet or 2.818 acres of land therein, net measure.

      The description of the property referenced above was prepared pursuant to a survey by John Bradley Laird, P.L.S.

      Said property bears Erie County Tax Index No. (33) 97-665-1.

                        II. The Gore Junction Substation

      All that certain piece or parcel of land, situate in the South Gore Tract, Millcreek Township, Erie County, Pennsylvania, being Lot "B" on a map entitled "Plot of Survey of the Land of Pastore/GPU Energy Subdivision", by Henry T. Welka Associates, dated January 12, 1999 and recorded April 1, 1999 as Erie County Map Number 1999-69, and being more particularly described as follows, to-wit: BEGINNING at the northwesterly corner of the piece herein described, as a Point marked by a monument found in the easterly line of Lot 79 as shown on a map entitled "Plot of Survey for Pleasant Valley Subdivision No. 4", by Henry T. Welka Associates, dated June 25, 1992, revised September 29, 1993 and recorded October 26, 1993 as Erie County Map Number 1993-255, said point being South 25 Degrees 57 Minutes 52 Seconds East, a distance of 100 feet along the easterly line of Lot 79 from a monument found at its northeasterly corner; thence North 64 Degrees 02 Minutes 08 Seconds East, along the residue of the lands of Pennsylvania Electric Company d/b/a GPU Energy (Erie County Deed Book 854, page
123), and also along the southerly line of Lot "A" as shown on said subdivision of Pastore/GPU Energy, in all 150.00 feet to a point; thence South 25 Degrees 57 Minutes 52 Seconds East, along the residue of the lands of Paul, Anthony and Donald Pastore (Erie County Record Book 320, page 917 and Erie County Record Book 451 page 1567), 95.88 feet to a point; thence South 64 Degrees 26 Minutes 11 Seconds West, along the southerly line of the South Gore Tract, 150.00 feet to a point; thence North 25 Degrees 57 Minutes 52 Seconds West, along the easterly line of said Lot 79, 94.83 feet to the point of beginning. Containing 14,296 square feet (0.328 acre) of land. Being currently known and designated as part of Erie County Tax Index No. (33) 96-414-5.

                 I. GESG 115 KV Line - South Gore Tract No. I

      ALL that certain piece or parcel of land situated in the Township of Millcreek, County of Erie and Commonwealth of Pennsylvania, being part of the South Gore Tract and being more particularly bounded and described as follows, to-wit:

      BEGINNING at the northeasterly corner of the piece, at a point in the southerly line of West Grandview Boulevard (60 foot Right-of-Way), said point being located South 63 degrees, 22 minutes, 57 seconds West, a distance of 150 feet from a concrete monument located at the northwesterly corner of Lot 21 of Wyngate Subdivision No. 1 as recorded in Erie County Court House Map Book 7, page 29, said corner also being the northwesterly corner of lands of Karen J. Ziegler.

      THENCE South 26 degrees, 50 minutes, 50 seconds East, passing over an iron pipe at a distance of 310 feet, a total distance of 593 feet to a rebar survey point, and the southwesterly corner of said lands of Karen J. Zeigler;

      THENCE North 62 degrees, 49 minutes, 41 seconds East along the southerly line of said lands of Karen J. Zeigler, a distance of 150 feet to an iron pipe;

      THENCE South 26 degrees, 50 minutes, 50 seconds East along the westerly line of Wyngate Subdivision Nos. 2, 3 and 4 as recorded in Erie County Court House Map Books 7, 7, 8, pages 50, 112 and 39 respectively, passing over an iron survey point at a distance of 318.64 feet, a total distance of 603.69 feet to a point;

      THENCE South 64 degrees, 13 minutes, 37 seconds West along the northerly line of lands of David F. Bayer and Kathleen Banko a distance of 184.48 feet to a rebar survey point;

      THENCE North 26 degrees, 09 minutes, 17 seconds West along the easterly line of Interstate Route 0079 a distance of 1192.55 feet to a rebar survey point in the southerly line of West Grandview Boulevard;

      THENCE North 63 degrees, 22 minutes, 57 seconds East along the southerly line of West Grandview Boulevard, a distance of 20.03 feet to an iron pipe and the place of beginning.

      Containing 122, 769 square feet or 2.818 acres of land therein, net measure.

      The description of the property referenced above was prepared pursuant to a survey by John Bradley Laird, P.L.S.

      Said property bears Erie County Tax Index No. (33) 97-665-1.

                II. GESG 115 KV Line - South Gore Tract No. II

      All that certain piece or parcel of land, situate in the South Gore Tract, Millcreek Township, Erie County, Pennsylvania, being Lot "B" on a map entitled "Plot of Survey of the Land of Pastore/GPU Energy Subdivision", by Henry T. Welka Associates, dated January 12, 1999 and recorded April 1, 1999 as Erie County Map Number 1999-69, and being more particularly described as follows, to-wit: BEGINNING at the northwesterly corner of the piece herein described, as a Point marked by a monument found in the easterly line of Lot 79 as shown on a map entitled "Plot of Survey for Pleasant Valley Subdivision No. 4", by Henry T. Welka Associates, dated June 25, 1992, revised September 29, 1993 and recorded October 26, 1993 as Erie County Map Number 1993-255, said point being South 25 Degrees 57 Minutes 52 Seconds East, a distance of 100 feet along the easterly line of Lot 79 from a monument found at its northeasterly corner; thence North 64 Degrees 02 Minutes 08 Seconds East, along the residue of the lands of Pennsylvania Electric Company d/b/a GPU Energy (Erie County Deed Book 854, page
123), and also along the southerly line of Lot "A" as shown on said subdivision of Pastore/GPU Energy, in all 150.00 feet to a point; thence South 25 Degrees 57 Minutes 52 Seconds East, along the residue of the lands of Paul, Anthony and Donald Pastore (Erie County Record Book 320, page 917 and Erie County Record Book 451 page 1567), 95.88 feet to a point; thence South 64 Degrees 26 Minutes 11 Seconds West, along the southerly line of the South Gore Tract, 150.00 feet to a point; thence North 25 Degrees 57 Minutes 52 Seconds West, along the easterly line of said Lot 79, 94.83 feet to the point of beginning. Containing 14,296 square feet (0.328 acre) of land. Being currently known and designated as part of Erie County Tax Index No. (33) 96-414-5.

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